EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36995 and 333-70475) pertaining to the 1997 Director Option Plan, 1997 Employee Stock Purchase Plan and 1997 Stock Plan of Indus International, Inc. of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of Indus International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                            /s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 1999